Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE
NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000
FACSIMILE: +1-212-455-2502

May 18, 2026

LanzaTech Global, Inc.
8045 Lamon Avenue, Suite 400
Skokie, IL 60077

To the Addressee Stated Above:

We have acted as counsel to LanzaTech Global, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-279239) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company from time to time of up to $300,000,000 in the aggregate of securities described therein.

We have examined the Registration Statement and the Securities Purchase Agreement dated May 15, 2026 (the "Securities Purchase Agreement"), among the Company and the investors named therein, pursuant to which the investors have agreed to purchase 2,000,000 shares of Common Stock, par value $0.0000001 per share, issued by the Company (the "Shares"). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

LanzaTech Global, Inc. -2- May 18, 2026 In rendering the opinion set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon payment and delivery in accordance with the Securities Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable. We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. Very truly yours, /s/ Simpson Thacher & Bartlett LLP SIMPSON THACHER & BARTLETT LLP